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                                                                   EXHIBIT 4.13



                          COPYRIGHT SECURITY AGREEMENT

               THIS COPYRIGHT SECURITY AGREEMENT dated as of February 27, 1998 (this "AGREEMENT") is made by ZILOG, INC., a Delaware company ("COMPANY") and each of the undersigned direct and indirect Subsidiaries of Zilog, Inc. (each of Company and such Subsidiaries being a "GRANTOR" and collectively, "GRANTORS"; provided, that after the Closing Date, Grantors shall be deemed to include any Additional Grantors (as hereinafter defined)), whose addresses are as set forth below their name on signature pages annexed hereto and STATE STREET BANK AND TRUST COMPANY, a chartered trust company, in its capacity as Trustee under the Indenture referred to below (in such capacity, called "SECURED PARTY").

                             PRELIMINARY STATEMENTS

               A. Secured Party has entered into an Indenture dated as of February 27, 1998 (said Indenture, as it may hereafter be amended, supplemented or otherwise modified from time to time, being the "INDENTURE", the terms defined therein and not otherwise defined herein being used herein as therein defined) with Company and certain subsidiaries of Company pursuant to which Company has issued 9 1/2% Senior Secured Notes Due 2005 in the original principal amount of $280,000,000 (the "NOTES"). The Notes are offered pursuant to the offering circular dated February 23, 1998 (the "Offering Circular").

               B. It is a condition precedent to the initial purchase of the Notes that Grantors shall have granted the security interests and undertaken the obligations contemplated by this Agreement.

               C. Secured Party, for its benefit and the ratable benefit of Holders, desires to become a secured creditor with respect to all of Grantors' right, title and interest in and to all of the existing and future Proprietary Rights and Products (as each such term is hereinafter defined) and all proceeds relating thereto, and Grantors agree to create a secured and protected interest in such Proprietary Rights and Products and all the proceeds thereof as provided herein.

               D. The Indenture requires that each Grantor grant the security interest contemplated by this Agreement as a condition precedent to the initial purchase of the Notes.

               NOW THEREFORE, in consideration of the premises, and in order to induce the initial Holders to purchase the Notes, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each Grantor hereby agrees with Secured Party for Secured Party's benefit and the ratable benefit of Holders as follows:

               1. GRANT OF SECURITY. Each Grantor hereby mortgages, pledges, hypothecates, grants and assigns to Secured Party for its benefit and the ratable benefit of Holders to secure the Secured Obligations (as hereinafter defined) a continuing first priority security interest in and to all of such Grantor's right, title and interest of every kind and nature in and to (but none of such Grantor's obligations with respect to) the following, tangible or intangible, in every stage of development, production and completion, whether now owned or in



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existence or hereafter made, acquired or created and all products and proceeds thereof (the "Collateral"):

                      (a) all worldwide copyrights (common law and statutory), rights in copyrights, interests in copyrights (whether acquired pursuant to a license or otherwise), registrations and applications for copyrights anywhere in the world, including without limitation the registrations and applications listed on Schedule 1(a) hereto, and renewals and extensions of copyrights, domestic and foreign (collectively, the "COPYRIGHTS"), all mask works, rights in mask works, interests in mask works, registrations and applications for protection under the Semiconductor Chip Protection Act of 1984, as amended from time to time, (the "CHIP ACT") or any similar law or regulation anywhere in the world, including without limitation the registrations and applications listed on
Schedule 1(a) (collectively, "MASK WORKS"), trade secrets, trade secret rights, trade dress rights, trade names and all other intellectual property and/or proprietary rights whether now existing or hereafter created or acquired (collectively with Copyrights, Mask Works and the foregoing "PROPRIETARY RIGHTS"); and (b) all inventions, ideas, drawings, designs, schematics, algorithms, writings, techniques, processes, formulas, computer software (including object code and source code), data bases, licenses, logos, indicia, corporate and company names, product and service names and identifiers, business source or business identifiers, and the accompanying goodwill, semiconductor chips, masks, cell libraries, layouts, programs, other works of authorship, know-how, improvements, discoveries, developments and any other works and/or information relating to, embodying and/or protectable by Proprietary Rights whether now existing or hereafter created, acquired, improved, made or produced, including all items set forth on Schedule 1(b) attached hereto and incorporated herein by this reference (hereinafter collectively referred to as "PRODUCTS") and all goods, tangible property and intangible property related to the Products and/or Proprietary Rights, whether now owned or in existence or hereafter made, acquired, improved or created, including, without limitation, the following:

                             (i) Specifically excluding all inventory subject to
the security agreements entered into pursuant to the Credit Agreement between Company and certain lenders being entered into substantially concurrently herewith, all tangible personal property and physical properties of every kind or nature of or relating to any item of Product or the Proprietary Rights, including, without limitation, all physical properties relating to the development, creation, completion, importing, distribution or other exploitation of any item of Product or the Proprietary Rights or any part thereof, including, without limitation, semiconductor chips, tapes and discs of all types and gauges, all contracts and other materials relating to any item of Product or the Proprietary Rights and any and all other physical properties of every kind and nature relating to any item of Product or the Proprietary Rights in whatever state of completion, and all duplicates, drafts, versions, variations and copies of each thereof (hereinafter referred to collectively as the "PHYSICAL PROPERTIES");

                             (ii) All collateral, allied, ancillary, subsidiary
and publishing rights of every kind and nature, without limitation, derived from, appurtenant to or related to any item of Product or the Proprietary Rights; all rights to use, exploit and license others to use or exploit any and all rights arising out of or connected with or inspired by any item of Product



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and/or the Proprietary Rights and all commercial exploitation in connection with or related to any item of Product and/or the Proprietary Rights;

                             (iii) All rights of every kind or nature, present
and future, in and to all agreements relating to the development, creation, use, production, completion, delivery and exploitation of any item of Product and/or the Proprietary Rights, including, without limitation, all agreements for personal services, including the services of programmers and other technical staff and agreements for the use of equipment and facilities;

                             (iv) All insurance and insurance policies
heretofore or hereafter placed upon any item of Product, the Proprietary Rights or the Physical Properties or the insurable properties thereof and/or any person or persons engaged in the creation, development, production, completion, delivery or exploitation of any item of Product or the Proprietary Rights and the proceeds thereof;

                             (v) All income, royalties, damages and payments now
or hereafter due and payable under and with respect to Copyrights and/or other Proprietary Rights (including, without limitation, damages and payments for past or future infringements thereof), the right (but not the obligation) to make publication of Copyrights for copyright purposes, to register claims under Copyright and/or other Proprietary Rights, the right (but not the obligation) to renew and extend Copyrights and/or other Proprietary Rights and to register works protectable by Copyright and/or other Proprietary Rights, the right (but not the obligation) to sue or bring opposition or cancellation proceedings in the name of such Grantor or in the name of Secured Party for past, present and future infringements of Copyright and/or other Proprietary Rights and all rights corresponding thereto and throughout the universe, and the right to make and exploit all derivative works based on or adopted from all works covered by Copyrights and/or other Proprietary Rights;

                             (vi) All rights (but not the obligation) to
commercially exploit any Mask Work, to register claims, the right to register works protectable by the Chip Act or any similar law or regulation anywhere in the world, the right (but not the obligation) to sue in the name of such Grantor or the Secured Party for past, present and future infringements of Mask Works and all other rights of an owner of Mask Works or holder of Mask Work registration under the Chip Act and all rights corresponding thereto and throughout the universe.

                             (vii) All rights to create, acquire, sell,
distribute, subdistribute, lease, sublease, market, license, sublicense, import, use, reproduce, publicize or otherwise exploit any item of Product and/or the Proprietary Rights and any and all rights therein (including, without limitation, the rights referred to in Section 1(b)(iii) above) in perpetuity, without limitation, in any manner and in any media whatsoever throughout the universe by any and all scientific, mechanical or electronic means, methods, processes or devices now known or hereafter conceived, devised or created;

                             (viii) All rights of any kind or nature, direct or
indirect, to acquire, produce, develop, reacquire, finance, sell, distribute, subdistribute, lease, sublease, market, import, license, sublicense, transmit, reproduce, use, publicize, or otherwise exploit any



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item of Product, the Proprietary Rights or any other rights in any item of
Product, including, without limitation, pursuant to agreements entered into by such Grantor which relate to the ownership, production, distribution, licensing or financing of the item of Product or any Proprietary Rights, including without limitation, the licenses listed on Schedule 1(b) and, including without limitation, (a) all rights of such Grantor to receive moneys due or to become due pursuant to any such agreement, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any such agreement, (c) claims of such Grantor for damages arising out of or for breach of or default under any such agreement and (d) all rights of such Grantor to terminate any such agreement, to perform thereunder and to compel performance and otherwise exercise any and all rights and remedies thereunder;

                             (ix) Any and all tangible and intangible personal
property including without limitation general intangibles (as defined in the UCC), not elsewhere included in this definition, constituting or relating to any item of Product or Proprietary Rights;

                             (x) Pledgeholder agreements, laboratory access
agreements, semiconductor wafer fabrication agreements, facility agreements and escrow agreements relating to any item of Product or Proprietary Rights and any and all documents, receipts or books and records, including, without limitation, documents or receipts of any kind or nature issued by any pledgeholder, warehouseman or bailee with respect to any item of Product and any Physical Properties relating thereto;

                             (xi) Specifically excluding all accounts and
related contracts subject to the security agreements entered into pursuant to the Credit Agreement between Company and certain lenders being entered into substantially concurrently herewith, all contract rights and general intangibles (and all proceeds and products thereof) relating to the grant or license by such Grantor to any person of any right to sell, distribute, subdistribute, lease, sublease, market, license, sublicense, import, use, reproduce, publicize, or otherwise exploit any item of Product or Proprietary Rights or any rights in any item of Product or Proprietary Rights pursuant to any agreements entered into by such Grantor, including, without limitation, (a) all rights of such Grantor to receive moneys due or to become due pursuant to any such agreement, (b) all rights of such Grantor to receive proceeds of any insurance, indemnity, warranty or guaranty with respect to any such agreement, (c) claims of such Grantor for damages arising out of or for breach of or default under any such agreement and
(d) the right of such Grantor to terminate any such agreement, to perform thereunder and to compel performance and otherwise exercise any and all rights and remedies thereunder;

                             (xii) Specifically excluding all inventory subject
to the security agreements entered into pursuant to the Credit Agreement between Company and certain lenders being entered into substantially concurrently herewith, all machines, electrical and electronic components, equipment, computers, fixtures, implements and other tangible personal property of every kind and description now owned or hereafter acquired by such Grantor and all goods of like kind or type hereafter acquired by such Grantor in substitution or replacement thereof, and all additions and accessions thereto relating to items of Product and/or Proprietary Rights; and



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                             (xiii) All proceeds of any and all of the foregoing
Collateral in this Section 1(b) (including, without limitation, license royalties and proceeds of infringement suits) and, to the extent not otherwise included, all payments under insurance (whether or not Secured Party is the loss payee thereof) or any indemnity, warranty or guaranty payable by reason of loss or damage to or otherwise with respect to the foregoing Collateral. For purposes of this Agreement, the term "proceeds" includes whatever is receivable or received when Collateral or proceeds are sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including returned premiums, with respect to any insurance relating thereto.

               2. SECURITY FOR OBLIGATIONS. This Agreement secures, and the Collateral is collateral security for, the prompt payment or performance in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. Section 362(a)), of all obligations and liabilities of every nature of such Grantor now or hereafter existing under or arising out of or in connection with the Indenture and the Notes and all extensions or renewals thereof, whether for principal, interest (including interest that, but for the filing of a petition in bankruptcy with respect to such Grantor, would accrue on such obligations), fees, expenses, indemnities or otherwise, whether voluntary or involuntary, direct or indirect, absolute or contingent, liquidated or unliquidated, whether or not jointly owed with others, and whether or not from time to time decreased or extinguished and later increased, created or incurred, and all or any portion of such obligations or liabilities that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Secured Party or any Holder as a preference, fraudulent transfer or otherwise (all such obligations and liabilities being the "UNDERLYING DEBT") and all obligations of every nature of Grantors now or hereafter existing under this Agreement (all such obligations of Grantors, together with the Underlying Debt, being the "SECURED OBLIGATIONS").

               3. REPRESENTATIONS AND WARRANTIES. Except as set forth in the Offering Circular, each Grantor represents, warrants and covenants as follows:

                      (a) A true and complete list of all registrations of Copyrights and Mask Works and applications for Copyrights and Mask Works owned, held (whether pursuant to a license or otherwise) or used by such Grantor, in whole or in part, in conducting its business and/or relating to the Collateral is set forth in Schedule 1(a) attached hereto. Schedule 1(a) lists the correct dates of all such registrations of Copyrights and Mask Works and applications for all Copyrights and Mask Works and the owner of the Copyrights and Mask Works.

                      (b) Such Grantor has full power, authority and legal right to pledge all of the Collateral pursuant to this Agreement and none of such Grantor's Affiliates has any right, title or interest in any Collateral.

                      (c) Each of the Proprietary Rights a part of or relating to the Collateral are subsisting and none of the Copyrights, Mask Works or other Proprietary Rights a part of or relating to the Collateral have been adjudged invalid or unenforceable.



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                      (d) Each of the Proprietary Rights a part of or relating
to the Collateral is believed to be valid and enforceable and such Grantor is not presently aware of any past, present or prospective claim by any third party that the Proprietary Rights are invalid or unenforceable or of any basis for any such claim.

                      (e) There are no claims that the Products and/or Proprietary Rights a part of or relating to the Collateral do or may violate the rights of any third person.

                      (f) Such Grantor has taken and will continue to take all reasonable steps to protect the secrecy of all trade secrets relating to unpublished Collateral.

                      (g) Except as may be prohibited by law, such Grantor will use statutory notice in connection with its use of each of the Copyrights and Mask Works.

                      (h) To the knowledge of the Grantors, such Grantor's ownership, use of, rights in or exploitation of any Products and/or any Proprietary Rights does not and will not infringe the rights of any person.

                      (i) Such Grantor has registered all Mask Works within two
(2) years after the date on which such Mask Work was first commercially exploited anywhere in the world.

                      (j) Such Grantor is the legal and beneficial owner of the Collateral free and clear of any Lien, including, without limitation, pledges, assignments, licenses and covenants by Grantor not to sue third persons, except for the Lien and conditional assignment created by this Agreement and Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Secured Party relating to the Indenture or this Agreement or for which duly executed termination statements have been recorded or delivered to Secured Party. No effective filing with the United States Copyright Office covering all or any part of the Collateral is on file with the United States Copyright Office, except such as may be filed in favor of such Grantor evidencing such Grantor's right, title and interest in the Copyrights or in favor of Secured Party relating to this Agreement or for which duly executed termination statements have been delivered to Secured Party.

                      (k) Such Grantor's chief executive office is located at the address specified on the signature page to this Agreement which address qualifies as its "location" under the Code.

                      (l) This Agreement will create in favor of Secured Party for its benefit and the ratable benefit of Holders a valid and perfected first priority security interest in the Collateral upon making the filings referred to in clause (m) below.

                      (m) Except for the filing of financing statements with the Secretaries of State of the States of California, Idaho and Texas under the Code and filings with the United States Copyright Office necessary to perfect the security interest created hereunder, no



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authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required either (i) for the grant by such Grantor of the security interest granted hereby or for the execution, delivery or performance of this Agreement by such Grantor or (ii) for the perfection of or the exercise by Secured Party of its rights and remedies hereunder to the Collateral in the United States of America.

                      (n) All information heretofore, herein or hereafter supplied to Secured Party and Holders by or on behalf of such Grantor with respect to the Collateral is accurate and complete in all respects.

               4. NEW PROPRIETARY RIGHTS. If any Grantor shall obtain rights to any new works protectable by Proprietary Rights, or become entitled to the benefit of any Proprietary Rights or renewals or extension of any Proprietary Rights, the provisions of this Agreement shall automatically apply thereto. With respect to any such rights or benefits in a Proprietary Right, such Grantor shall give prompt notice thereof in writing to Secured Party. Without limiting each Grantor's obligations set forth in Section 7(d) below, concurrently with the filing of an application for any Proprietary Right, such Grantor shall execute, deliver and record in all places where this Agreement is recorded an appropriate Copyright Security Agreement, substantially in the form hereof, with appropriate insertions or an amendment to this Agreement, in form and substance satisfactory to Secured Party, pursuant to which Grantor shall grant a security interest to the extent of its interest in such Proprietary Right as provided herein to Secured Party on its behalf and on behalf of Holders.

               5.     COPYRIGHT, MASK WORK REGISTRATION, RENEWAL AND LITIGATION.

                      (a) Each Grantor shall have the duty to diligently, through counsel reasonably acceptable to Secured Party, make any application for registration on any existing or future (i) unregistered but copyrightable works and (ii) works protectable under the Chip Act (except for works of nominal commercial value) and to do any and all acts which are reasonably necessary or desirable to preserve, renew and maintain all rights in all Copyrights and Mask Works. Any expenses incurred in connection therewith shall be borne solely by such Grantor.

                      (b) Except as provided in Section 8 and notwithstanding
Section 1, each Grantor shall have the right and obligation to commence and diligently prosecute in its own name, as real party in interest, for its own benefit and at its own expense, such suits, proceedings or other actions for infringement or other damage as are in its reasonable business judgment necessary to protect the Collateral. Such Grantor shall provide to Secured Party any information with respect thereto requested by Secured Party. Secured Party shall provide at such Grantor's expense all and necessary cooperation in connection with any such suit, proceeding or action including, without limitation, joining as a necessary party.

                      (c) Each Grantor shall promptly, following its becoming aware thereof, notify Secured Party of the institution of, or any adverse determination in, any proceeding in the United States Copyright Office or any United States or foreign court described in Section 5(a) or 5(b) or regarding such Grantor's claim of ownership in any of the Copyrights or Mask Works, its right to register the same, or its right to keep and maintain such registration;



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               6. GRANTOR'S COVENANTS. On a continuing basis, each Grantor shall make, execute, acknowledge and deliver, and file and record in the proper filing and recording places, all such instruments and documents, including, without limitation, appropriate financing and continuation statements and security agreements, and take all such action as may be necessary or advisable or may be requested by Secured Party to carry out the intent and purposes of this Agreement, or for assuring, confirming or protecting the grant or perfection of security interest granted or purported to be granted hereby, to ensure such Grantor's compliance with this Agreement or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to the Collateral. Without limiting the generality of the foregoing sentence, each Grantor:

                      (a) authorizes Secured Party in its sole discretion after 10 days prior notice to such Grantor, to modify this Agreement without first obtaining any Grantors' approval of or signature to such modification by amending Schedule 1(a) thereof (i) to include a reference to any right, title or interest in any existing Copyrights or Mask Works acquired by any Grantor after the execution hereof, (ii) to delete any reference to any right, title or interest in any existing Copyright or Mask Works in which Grantors no longer have or claim any right, title or interest, or (iii) to include a reference to any right, title or interest in any Copyrights or Mask Works acquired or created by any Grantor after the execution hereof;

                      (b) shall, from time to time, upon Secured Party's request, cause its books and records to be marked with such legends or segregated in such manner as Secured Party may reasonably specify, and take or cause to be taken such other action and adopt such procedures as Secured Party may reasonably specify to give notice of or to perfect the security interest and assignment in the Collateral intended to be created hereby;

                      (c) hereby authorizes Secured Party, in its sole discretion, to file one or more financing or continuation statements, and after 10 days' prior notice to Grantors, amendments thereto, relative to all or any portion of the Collateral without the signature of Grantor where permitted by law;

                      (d) shall diligently keep reasonable records respecting the Collateral;

                      (e) shall at all times keep at least one complete set of its records concerning substantially all of the Products and Proprietary Rights of a part of or relating to the collateral at its chief executive office as set forth above and will not change the location of its chief executive office or such records without giving Secured Party at least 30 days' prior written notice thereof;

                      (f) shall notify Secured Party promptly of any change in any Grantor's name, identity or corporate structure;

                      (g) shall not enter into any agreement that would or might in any material way impair or conflict with such Grantor's obligations hereunder;



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                      (h) shall use its best efforts to obtain any necessary
consents of third parties to the grant or perfection of a security interest and assignment to Secured Party with respect to the Collateral;

                      (i) shall not permit the inclusion in any contract to which it becomes a party of any provision that could impair or prevent the creation of a security interest in such Grantor's rights and interest in any property included within definitions of the Products and/or Proprietary Rights acquired under such contracts;

                      (j) shall use its best efforts to uncover any infringements of the Proprietary Rights and forthwith advise Secured Party in writing of any infringement discovered;

                      (k) shall properly maintain and care for the Collateral;

                      (l) shall not grant or permit to exist any Lien in the Collateral or any portion thereof except for Permitted Liens;

                      (m) upon any officer of such Grantor obtaining knowledge thereof, shall promptly notify Secured Party in writing of any event that may materially adversely affect the value of the Collateral or any portion thereof, the ability of such Grantor or Secured Party to dispose of the Collateral or any portion thereof or the rights and remedies of Secured Party in relation thereto including, without limitation, the levy of any legal process against the Collateral or any portion thereof;

                      (n) shall not use or permit any Collateral to be used unlawfully or in violation of any provision of this Agreement, or any applicable statute, regulation or ordinance or any policy of insurance covering the Collateral;

                      (o) shall pay promptly when due all property and other taxes, assessments and governmental charges or levies imposed upon, and all claims (including claims for labor, materials and supplies) against, the Collateral, except to the extent the validity thereof is being contested in good faith and except where any failure to pay would not have a Material Adverse Effect; provided that such Grantor shall in any event pay such taxes, assessments, governmental charges or levies not later than five days prior to the date of any proposed sale under any judgment, writ or warrant of attachment entered or filed against the such Grantor as a result of the failure to make such payment.

                      (p) shall furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other materials evidencing or reports pertaining to the Collateral as Secured Party may reasonably request, all in reasonable detail;

                      (q) shall use its best efforts to uncover any infringement of the Proprietary Rights and forthwith advise Secured Party in writing of any infringement so discovered;



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                      (r) shall not sell, assign (by operation of law or
otherwise) or otherwise dispose of any of the Collateral, except as permitted by the Indenture:

                      (s) shall notify Secured Party immediately and in writing of any claim of infringement of any of the Collateral by any third party and of all steps, including the commencement and course of litigation, taken to remedy such infringement; and

                      (t) shall employ statutory notices in compliance with applicable legal requirements or as permitted to maximize the protection and enforcement of the Proprietary Rights.

               7. SPECIAL COVENANTS WITH RESPECT TO COPYRIGHTS AND MASK WORKS.

                      (a) Each Grantor does not and shall not at any time keep tangible personal property constituting Collateral in any jurisdiction other than one in which a financing statement or similar evidence of a security interest under applicable law satisfactory to Secured Party has theretofore been filed.

                      (b) Each Grantor agrees that it will at all times keep custody of a mask for each Mask Work a part of or relating to the Collateral, source and object code for all software a part of or relating to the Collateral and cell libraries, schematics and layouts constituting Collateral in "first class" bonded warehouses or other facilities reasonably satisfactory to Secured Party or with other "first class" custodians reasonably satisfactory to Secured Party. Custody of at least one complete set of masks for such Mask Works shall be maintained in Grantor's name at [____________] fabrication facility located in Nampa, Idaho. The masks and source and object codes maintained at such facilities shall be updated at regular intervals such that the most current version is held by such facility.

                      (c) Each Grantor and each custodian described in Section 7(b) above shall upon Secured Party's reasonable request execute and deliver a Pledgeholder Agreement in a form satisfactory to Secured Party. Each Grantor will, from time to time, promptly following Secured Party's reasonable request, use its best efforts to cause any custodian described in Section 7(b) above to authorize, execute and deliver to Secured Party such other pledgeholder, access or warehousing agreements (collectively, "PLEDGEHOLDER DOCUMENTS") relating to Physical Properties in its custody as Secured Party may reasonably request, all in form and substance reasonably satisfactory to Secured Party; provided, however, that in the event any such custodian fails or refuses for any reason whatsoever to authorize, execute and deliver to Secured Party any such Pledgeholder Documents then, promptly upon Secured Party's reasonable request, such Grantor shall move all Physical Properties from the custody of such custodian into the custody of another custodian described in Section 7(b) above satisfactory to Secured Party who is willing to so authorize, execute and deliver to Secured Party such Pledgeholder Documents.

                      (d) Each Grantor will submit, or will cause to be submitted, to the United States Copyright Office or other applicable governmental authority for registration or recordation, as applicable, a completed application for the registration of (i) each item of Product



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protectable by Copyright or under the Chip Act owned, acquired or created by such Grantor and (ii) each work protectable by Copyright or under the Chip Act in which such Grantor owns or acquires rights (the items specified in (i) and (ii) above are referred to collectively as "WORKS") and, if such Work is not registered in the United States Copyright Office in the name of such Grantor, assignments or other appropriate instruments of transfer from the registered Copyright or Mask Work owner of such Work to such Grantor of the interest acquired by such Grantor in the Work and such Grantor will comply with all requirements of the United States Copyright Act and the Chip Act and the rules and regulations thereunder, as from time to time in effect, or other applicable law necessary to validly register the ownership by such Grantor of the applicable interest in the Copyright or Mask Work registration to such Work with the United States Copyright Office or other applicable governmental authority. Concurrently with the applicable submission with respect to any Work, such Grantor will submit, or will cause to be submitted, to Secured Party an amendment to this Agreement in substantially the form of Schedule 7(d) attached hereto (an "AMENDMENT") duly executed and notarized and in proper form for recordation in the United States Copyright Office or other applicable governmental authority. Each Grantor will make, or will cause to be made, the required submissions to the United States Copyright Office or other applicable governmental authority as follows:

                      (e) Each Grantor will (a) with respect to unregistered copyrightable Work owned by such Grantor, promptly (i.e., within thirty (30) days after the later of such Grantor's acquisition or creation of such Work) (i) register the Work for copyright in such Grantor's name with the United States Copyright Office, and concurrently therewith, (ii) provide Secured Party with an Amendment, duly executed and notarized and in proper form for recordation in the United States Copyright Office with respect to such Work reflecting the security interests of Secured Party with respect to such Work or (b) with respect to any Work protectable by copyright not described in the foregoing clause (a), promptly following such Grantor's acquisition of rights in and to such Work (i.e., within thirty (30) days thereafter) (i) if unregistered, cause the owner of the Work to register the Work for copyright in the owner's name in the United States Copyright Office, (ii) record all appropriate instruments of transfer in the United States Copyright Office reflecting the rights granted to such Grantor from the registered Copyright owner of the Work, and (iii) provide Secured Party with an Amendment duly executed and notarized and in proper form for recordation in the United States Copyright Office with respect to such Work reflecting the security interests of Secured Party with respect to such Work.

                      (f) Each Grantor will (a) with respect to unregistered Work protectable under the Chip Act owned by such Grantor, promptly (i.e., within the earlier of (x) thirty (30) days after such Grantor's acquisition or creation of such Work and (y) one hundred three (103) weeks after such work is first commercially exploited anywhere in the world) (i) register under the Chip Act the Work in such Grantor's name with the United States Copyright Office, and concurrently therewith, (ii) provide Secured Party with an Amendment, duly executed and notarized and in proper form for recordation in the United States Copyright Office with respect to such Work reflecting the security interests of Secured Party with respect to such Work or (b) with respect to any Work protectable under the Chip Act not described in the foregoing clause (a), promptly following such Grantor's acquisition of rights in and to such

Work, promptly (i.e., within the earlier of (x) thirty (30) days after such Grantor's acquisition of rights in and to such Work and (y) one hundred three
(103) weeks after such work is first commercially exploited anywhere in the world) (A) if unregistered, cause the owner of the Work to register under the Chip Act the Work in the owner's name in the United States Copyright Office,
(ii) record all appropriate instruments of transfer in the United States Copyright Office reflecting the rights granted to such Grantor from the registered owner under the Chip Act of the Work, and (iii) provide Secured Party with an Amendment duly executed and notarized and in proper form for recordation in the United States Copyright Office with respect to such Work reflecting the security interests of Secured Party with respect to such Work.

                      (g) Each Grantor agrees that from time to time such Grantor will promptly execute and deliver all further instruments and documents, including, without limitation, one or more Amendments hereto, as applicable, and will take all further action, that may be reasonably necessary that Secured Party may reasonably request, in order to perfect, protect, evidence, renew and/or continue the security interest granted or purported to be granted hereby or to enable Secured Party to enforce its rights and remedies. Without limiting the generality of the foregoing, each Grantor will: (i) execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices, as may be necessary or desirable, or as Secured Party may request, in order to perfect and preserve the security interests granted or purported to be granted hereby, (ii) within 30 days after the end of each calendar quarter, deliver to Secured Party copies of such applications or other documents filed during such calendar quarter and copies of all such certificates of title issued during such calendar quarter indicating the security interest created hereunder in the items of Collateral covered thereby, (iii) at any reasonable time, upon request by Secured Party, exhibit the Collateral to and allow inspection of the Collateral by Secured Party, or persons designated by Secured Party, and (iv) at Secured Party's request, appear in and defend any action or proceeding that may affect such Grantor's title to or Secured Party's security interest in all or any part of the Collateral.

               8. INSURANCE. Each Grantor shall, at its own expense, maintain insurance with respect to the Collateral in accordance with the terms of the Indenture.

               9. AMOUNTS PAYABLE IN RESPECT OF THE COLLATERAL. Except as otherwise provided in this Section 9 and in the Indenture, each Grantor shall continue to collect, at its own expense, all amounts due or to become due to such Grantor in respect of the Collateral or any portion thereof. Upon the occurrence and during the continuance of an Event of Default, Secured Party is hereby given full power and authority, on its behalf and on behalf of Holders, without notice or demand, (a) to notify any and all obligors with respect to the Collateral or any portion thereof of the existence of the security interest created and the conditional assignment effected hereby and (b) to demand, take, collect, sue for and receive for its own use all amounts due or to become due to such Grantor in respect of the Collateral or any portion thereof and (c) in connection therewith, to enforce all rights and remedies with respect to the Collateral or any portion thereof which such Grantor could enforce if this Agreement had not been made. Each Grantor hereby ratifies any action which Secured Party shall lawfully take to enforce Secured Party's rights hereunder. Whether or not Secured Party shall have so notified any obligors, each Grantor shall at its expense render all reasonable assistance to Secured Party in enforcing claims against such obligors.

               10. PROPRIETARY RIGHTS LITIGATION AFTER DEFAULT. Upon the occurrence and during the continuance of an Event of Default, Secured Party shall have the right but shall in no way be obligated to bring suit in the name of any Grantor, Secured Party or Holders to enforce any Proprietary Rights as part of or relating to the Collateral and any license thereunder, in which event such Grantor shall, at the request of Secured Party, do any and all lawful acts and execute any and all documents required by Secured Party in aid of such enforcement and Grantor shall promptly, upon demand, reimburse and indemnify Secured Party and any other Indemnitee as provided in Section 17 in connection with the exercise of their rights under this Section 10. To the extent that Secured Party shall elect not to bring suit to enforce any Proprietary Rights as part of or relating to the Collateral or any license thereunder, Grantor agrees to use all reasonable measures, whether by action, suit, proceeding or otherwise, to prevent the infringement of any of the Proprietary Rights as part of or relating to the Collateral by others and for that purpose agrees to diligently maintain any action, suit or proceeding against any Person so infringing necessary to prevent such infringement.

               11. GRANTORS REMAIN LIABLE. Anything herein to the contrary notwithstanding, (a) each Grantor shall remain liable under the contracts and agreements included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Agreement had not been executed, (b) the exercise by Secured Party or any Holder of any of the rights hereunder shall not release such Grantor from any of its duties or obligations under the contracts and agreements included in the Collateral, (c) neither Secured Party nor any Holder shall have any obligation or liability under the contracts and agreements included in the Collateral by reason of this Agreement nor shall Secured Party or any Holder be obligated to perform any of the obligations or duties of such Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder and
(d) the powers conferred on Secured Party and Holders hereunder are solely to protect their interests in the Collateral and shall not impose any duty upon Secured Party or any Holder to exercise any such powers.

               12. SECURED PARTY APPOINTED ATTORNEY-IN-FACT. Each Grantor hereby, upon the occurrence and during the continuance of an Event of Default, irrevocably appoints Secured Party as Grantor's attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor, Secured Party or otherwise, from time to time in Secured Party's discretion to take any action and to execute any instrument that Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including:

                      (a) to obtain and adjust insurance required to be maintained by such Grantor or paid to Secured Party pursuant to Section 8;

                      (b) to ask for, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any of the Collateral;

                      (c) to receive, endorse and collect any drafts or other instruments, documents and chattel paper in connection with clauses (a) and (b) above;

                      (d) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral;

                      (e) to pay or discharge taxes or Liens (other than Liens permitted under this Agreement or the Indenture) levied or placed upon or threatened against the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by Secured Party in its sole discretion, any such payments made by Secured Party to become obligations of such Grantor to Secured Party, due and payable immediately without demand;

                      (f) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with Accounts and other documents relating to the Collateral;

                      (g) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party's option and such Grantor's expense, at any time or from time to time, all acts and things that Secured Party deems necessary to protect, preserve or realize upon the Collateral and Secured Party's security interest therein in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do;

                      (h) to endorse such Grantor's name on all applications, documents, papers and instruments necessary for Secured Party in the use or maintenance of the Collateral;

                      (i) to ask, demand, collect, sue for, recover, impound, receive and give acquittance and receipts for money due and to become due under or in respect of any of the Collateral;

                      (j) to file any claims or take any action or institute any proceedings that Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral; and

                      (k) to sign and file any documents related to protection of the Proprietary Rights including, without limitation, any registration applications, extensions, renewals, continuations, assignments or other such documents.

               13. SECURED PARTY MAY PERFORM. If any Grantor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by such Grantor under Section 17.

               14. STANDARD OF CARE. The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral. Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which Secured Party accords its own property.

               15. REMEDIES. If any Event of Default shall have occurred and be continuing,

                      (a) Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code as in effect in any relevant jurisdiction (the "CODE") (whether or not the Code applies to the affected Collateral), and also may (a) require each Grantor to, and each Grantor hereby agrees that it will at its expense and upon request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party that is reasonably convenient to both parties, (b) enter onto the property where any Collateral is located and take possession thereof with or without judicial process, (c) prior to the disposition of the Collateral, store, process, repair or recondition the Collateral or otherwise prepare the Collateral for disposition in any manner to the extent Secured Party deems appropriate, (d) take possession of Grantors' premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Grantors' equipment for the purpose of completing any work in process, taking any actions described in the preceding clause (c) and collecting any Secured Obligation, and (e) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, at such time or times and at such price or prices and upon such other terms as Secured Party may deem commercially reasonable. Secured Party or any Holder may be the purchaser of any or all of the Collateral at any such sale and Secured Party, as agent for and representative of Holders, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Secured Obligations as a credit on account of the purchase price for any Collateral payable by Secured Party at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Grantor, and Grantor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. Grantor agrees that, to the extent notice of sale shall be required by law, at least ten days' notice to Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Grantor hereby waives any claims against Secured Party arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Secured Party accepts the first offer received and does not offer such Collateral to more than one offeree. If the proceeds of any sale or other disposition of the Collateral are insufficient to pay all the Secured Obligations, Grantor shall be liable for the deficiency and the fees of any attorneys employed by Secured Party to collect such deficiency.

                      (b) Within five Business Days of written notice from Secured Party, each Grantor shall make available to Secured Party, to the extent within such Grantor's power and authority, such personnel in such Grantor's employ on the date of the Event of Default as Secured Party may reasonably designate, by name, title or job responsibility, to permit Secured Party to continue, directly or indirectly, to produce, advertise and sell the products and services sold or delivered by such Grantor under or in connection with the Copyrights, Mask Works and Products, such persons to be available to perform their prior functions on Secured Party's behalf and to be compensated by Secured Party at such Grantor's expense on a per diem, pro-rata basis consistent with the salary and benefit structure applicable to each as of the date of such Event of Default.

               16. APPLICATION OF PROCEEDS. All proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be applied as provided in subsection 4.10 of the Indenture.

               17. INDEMNITY AND EXPENSES.

                      (a) Each Grantor agrees to indemnify Secured Party and each Holder from and against any and all claims, losses and liabilities in any way relating to, growing out of or resulting from this Agreement and the transactions contemplated hereby (including enforcement of this Agreement), except to the extent such claims, losses or liabilities result solely from Secured Party's or such Holder's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

                      (b) Grantors shall pay to Secured Party upon demand the amount of any and all costs and expenses, including the reasonable fees and expenses of its counsel and of any experts and agents, that Secured Party may incur in connection with (i) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral,
(ii) the exercise or enforcement of any of the rights of Secured Party hereunder, or (iii) the failure by any Grantor to perform or observe any of the provisions hereof.

                      (c) The provisions of this Section 17 shall survive any termination of this Agreement.

               18. CONTINUING SECURITY INTEREST; TRANSFER OF NOTES. This Agreement shall create a continuing security interest in the Collateral and shall (a) remain in full force and effect until the payment in full of the Secured Obligations, (b) be binding upon each Grantor, its successors and assigns, and (c) inure, together with the rights and remedies of Secured Party hereunder, to the benefit of Secured Party and its successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), but subject to the provisions of subsection 2.06 of the Indenture, any Holder may assign or otherwise transfer any Notes held by it to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to Holders herein or otherwise. Upon the payment in full of all Secured Obligations, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to Grantors. Upon any such termination Secured Party will, at Grantors' expense, execute and deliver to Grantors such documents as Grantors shall reasonably request to evidence such termination.

               19.    SECURED PARTY AS TRUSTEE.

                      (a) Secured Party has been appointed to act as Secured Party hereunder by Holders. Secured Party shall be obligated, and shall have the right hereunder, to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including the release or substitution of Collateral), solely in accordance with this Agreement and the Indenture; provided that Secured Party shall exercise, or refrain from exercising, any remedies provided for in Section 15 in accordance with the instructions of the Holders of a majority in principal amount of the then outstanding Notes.

                      (b) Secured Party shall at all times be the same Person that is Trustee under the Indenture. Written notice of resignation by Trustee pursuant to subsection 7.08 of the Indenture shall also constitute notice of resignation as Secured Party under this Agreement; removal of Trustee pursuant to subsection 7.08 of the Indenture shall also constitute removal as Secured Party under this Agreement; and appointment of a successor Trustee pursuant to subsection 7.08 of the Indenture shall also constitute appointment of a successor Secured Party under this Agreement. Upon the acceptance of any appointment as Trustee under subsection 7.08 of the Indenture by a successor Trustee, that successor Trustee shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Secured Party under this Agreement, and the retiring or removed Secured Party under this Agreement shall promptly (i) transfer to such successor Secured Party all sums held by Secured Party hereunder (which shall be deposited in a new Collateral Account established and maintained by such successor Secured Party), together with all records and other documents necessary or appropriate in connection with the performance of the duties of the successor Secured Party under this Agreement, and (ii) execute and deliver to such successor Secured Party such amendments to financing statements, and take such other actions, as may be necessary or appropriate in connection with the assignment to such successor Secured Party of the security interests created hereunder, whereupon such retiring or removed Secured Party shall be discharged from its duties and obligations under this Agreement. After any retiring or removed Trustee's resignation or removal hereunder as Secured Party, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement while it was Secured Party hereunder.

               20. ADDITIONAL GRANTORS. The initial Grantors hereunder shall be the Subsidiary of Company that is a signatory hereto on the date hereof. From time to time subsequent to the date hereof, additional Subsidiaries of Company may become parties hereto, as additional Grantors (each an "ADDITIONAL GRANTOR"), by executing a counterpart of this Agreement substantially in the form of Schedule 20 annexed hereto, by executing, delivering and recording in all places where this Agreement is recorded an appropriate Copyright Security Agreement, substantially in the form hereof, with appropriate insertions, or by executing an Amendment to this Agreement, as Secured Party may direct. Upon delivery of any such counterpart to Secured Party, notice of which is hereby waived by Grantors, each such Additional Grantor shall be a Grantor and shall be as fully a party hereto as if such Additional Grantor were an original signatory hereof. Each Grantor expressly agrees that its obligations arising hereunder shall not be affected or diminished by the addition or release of any other Grantor hereunder, nor by any election of Secured Party not to cause any Subsidiary of Company to become an Additional Grantor hereunder. This Agreement shall be fully effective as to any Grantor that is or becomes a party hereto regardless of whether any other Person becomes or fails to become or ceases to be a Grantor hereunder.

               21. AMENDMENTS; ETC. No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by any Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantors. Any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

               22. NOTICES. Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telexed or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto shall be as set forth under such party's name on the signature pages hereof or, as to either party, such other address as shall be designated by such party in a written notice delivered to Secured Party.

               23. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of Secured Party in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereof or of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

               24. SEVERABILITY. In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               25. HEADINGS. Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

               26. GOVERNING LAW; TERMS; RULES OF CONSTRUCTION. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE CODE PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. Unless otherwise defined herein or in the Indenture, terms used in Articles 8 and 9 of the Uniform Commercial Code in the State of New York are used herein as therein defined. The rules of construction set forth in subsection 1.3 of the Indenture shall be applicable to this Agreement mutatis mutandis.

               27. COUNTERPARTS. This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                     ZILOG, INC., as Grantor


                                     By: /s/ ROBERT E. COLLINS
                                         ---------------------------------------
                                     Name: Robert E. Collins
                                          --------------------------------------
                                     Title: Vice President and Chief Financial
                                            Officer
                                            ------------------------------------

                                     Address:      210 East Hacienda Avenue
                                                   Campbell, CA  95008

                                     ZILOG EUROPE, as Grantor


                                     By: /s/ RICHARD R. PICKARD
                                         ---------------------------------------
                                     Name: Richard R. Pickard
                                          --------------------------------------
                                     Title: Secretary
                                            ------------------------------------

                                     Address:      210 East Hacienda Avenue
                                                   Campbell, CA  95008



                                     ZILOG TOA COMPANY

                                     By: /s/ RICHARD R. PICKARD
                                         ---------------------------------------
                                     Name: Richard R. Pickard
                                          --------------------------------------
                                     Title: Secretary
                                            ------------------------------------


                                     Notice Address: 210 East Hacienda Avenue
                                                     Campbell, CA 95008

                                    STATE STREET BANK AND TRUST COMPANY, SECURED
                                    PARTY (IN ITS CAPACITY AS TRUSTEE)


                                    By: /s/ STEVEN CIMALORE
                                        ----------------------------------------
                                    Name: Steven Cimalore
                                          --------------------------------------
                                    Title: Vice President
                                           -------------------------------------


                                    Address:      Goodwin Square
                                                  225 Asylum Street
                                                  Hartford, CA  06103